UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2012 (March 29, 2012)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 29, 2012, Range Resources Corporation (the “Company”) received a reprimand letter as a result of a violation of Sections 204.21 and 401.02 of the New York Stock Exchange Listed Company Manual. The violation occurred as a result of an inadvertent data entry error with regard to the record date for the Company’s 2012 proxy statement in the New York Stock Exchange’s (“NYSE”) online corporate governance system. The Company inadvertently and incorrectly reported a record date of March 23, 2012 when the actual record date for voting at the Company’s 2012 annual meeting is March 26, 2012 (the next business day after March 23, 2012). The rules of the NYSE require at least 10 days prior notice of the setting of a record date and the error was not discovered until March 26, 2012. The Company gave notice to NYSE of the error immediately upon discovery but the Company acknowledges that such notice was not at least 10 days prior to the actual record date and that a technical violation of the rule occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ David P. Poole
David P. Poole
Senior Vice President – General Counsel

Date: March 30, 2012

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